Exhibit 10.3

AMENDMENT NO. 1
TO MASTER REPURCHASE AGREEMENT

AMENDMENT NO. 1 TO MASTER REPURCHASE AGREEMENT, dated as of April 6, 2005, (the “Amendment”) by and between Merrill Lynch Mortgage Capital Inc. (the “Buyer”), and Enspire Finance LLC (the “Seller”):

The Buyer and the Seller are parties to that certain Master Repurchase Agreement, dated as of February 18, 2004 (the “Existing Repurchase Agreement”; as amended by this Amendment, the “Repurchase Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

Affordable Residential Communities, LP (the “Parent Guarantor”) has made that certain Second Amended and Restated Guaranty, dated as of April 6, 2005, (as amended from time to time the “Parent Guaranty”) in favor of the Buyer.

ARC Dealership, Inc. (the “Affiliate Guarantor”) has made that certain Amended and Restated Guaranty, dated as of April 6, 2005, (as amended from time to time the “Affiliate Guaranty” and together with the Parent Guaranty the “Guaranties”) in favor of the Buyer.

The Buyer, the Seller, the Parent Guarantor and the Affiliate Guarantor have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement. As a condition precedent to amending the Existing Master Repurchase Agreement, the Buyer has required the Parent Guarantor and the Affiliate Guarantor to ratify and affirm their respective Guaranties on the date hereof.

Accordingly, the Buyer, the Seller, the Parent Guarantor and the Affiliate Guarantor hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

Section 1.                                            Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended by:

1.1                                 deleting clause (j) from the definition of Market Value in its entirety and replacing it with the following:

“(j) when the Purchase Price for such Purchased MH Loan is added to other Purchased MH Loans, the aggregate Purchase Price of all Delinquent MH Loans that are Purchased MH Loans exceeds $5,600,000;”

1.2                                 deleting clause (k) from the definition of Market Value in its entirety.

1.3                                 deleting the definition of “Maximum Purchase Price” in its entirety and replacing it with the following:

“Maximum Purchase Price” shall mean $125,000,000.

1.4                                 deleting the definition of “Purchase Price Percentage” in its entirety and replacing it with the following:

“Purchase Price Percentage” shall mean:

(a)                                  with respect to each MH Loan (other than a Delinquent MH Loan), 75%; and

(b)                                 with respect to each MH Loan which is a Delinquent MH Loan 60%,

provided, that in the event that (i) the Seller or its Affiliates complete two (2) securitization transactions through a public offering, (ii) each securitization transaction is at least $200,000,000, (iii) MH Contracts that were Purchased MH Contracts total at least fifty percent (50%) of the collateral underlying each securitization transaction and (iii) each securitization transaction is completed within twelve (12) months of the other, then the Purchase Price Percentage shall be revised to equal the percentage after discounting the subordination level required to achieve a AA level of risk as determined by S&P or Moody’s.

1.5                                 adding the following definitions in their proper alphabetical order:

“Lease Receivables Facility” shall mean that certain credit agreement among the Buyer, ARC Housing LLC and ARC HousingTX LP, as amended from time to time.

“Maximum Exposure” shall mean the sum of the aggregate outstanding purchase price of all Purchased MH Loans subject to Transactions hereunder and the aggregate amount of all loans made under the Lease Receivables Facility which shall not exceed $200,000,000.

Section 2.                                            Initiation; Termination.  Section 3(b) of the Existing Repurchase Agreement is hereby amended by deleting clause (iv) thereof and replacing it with the following:

“(iv) After giving effect to the requested Transaction, the aggregate outstanding Purchase Price for all Purchased MH Loans subject to then outstanding Transactions under this Repurchase Agreement shall not exceed (i) the Maximum Purchase Price or the (ii) Maximum Exposure;”

Section 3.                                            Covenants.  Section 12 of the Existing Repurchase Agreement is hereby amended by:

3.1                                 deleting clause (i) of subsection (j) in its entirety and replacing it with the following:

“(i)  Maintenance of Tangible Net Worth.  (A) Seller shall maintain a Tangible Net Worth of not less than $2,000,000 on and after June 30, 2005; and (B) Seller shall maintain a Tangible Net Worth at the end of any calendar quarter of not less than 80% of its Tangible Net Worth at the end of the second preceding calendar quarter.  For example, Seller shall maintain a

Tangible Net Worth on September 30th of not less than 80% of its Tangible Net Worth on March 31st.”

3.2                                 deleting clause (iii) of subsection (j) in its entirety and replacing it with the following:

“(iii) Maintenance of Liquidity.  The Seller shall ensure that, as of the end of each calendar month, it has Cash Equivalents in an amount not less than the greater of (A) $250,000 and (B) one-half percent (0.5%) of the aggregate daily Purchase Price of Purchased MH Loans at the end of each calendar month.”

3.3                                 deleting subsection (y) in its entirety and replacing it with the following:

“(y) Guarantees.  The Seller shall not create, incur, assume or suffer to exist any Guarantees, other than (i) to the extent reflected in the Seller’s financial statements or notes thereto and (ii) to the extent the aggregate Guarantees of the Seller do not exceed $5,000,000.”

3.4                                 deleting subsection (cc) in its entirety and replacing it with the following:

“(cc) Origination.  The Seller shall obtain and maintain such licenses to originate MH Loans in each state where it acquires MH Paper as are necessary to carry out its business as conducted.”

3.5                                 adding the following subsection (ee) thereto with the following:

“(ee) Fees.  On the same Business Day as the first borrowing under the Lease Receivables Facility, the Seller shall pay the Buyer and Buyer’s counsel the fees set forth in that certain payoff letter among the Buyer, the Seller and the Affiliate Guarantor.”

Section 4.                                            Events of Default. Section 13.01 of the Existing Repurchase Agreement is hereby amended by deleting subclause (c) thereof and replacing it with the following:

“(c) the failure of the Seller to perform, comply with or observe any term, covenant or agreement applicable to the Seller contained in Sections 12(a)(i), (h), (j), (r), (s), (t), (u), (v), (w), (y), (z), (aa) or (ee); or”

Section 5.                                            Waiver.  For purposes of this Amendment, this Section 5 will be effective only for the period from and including February 18, 2004 through and including the Amendment Effective Date (the “Waiver Period”).

The Buyer hereby waives, solely during the Waiver Period, any rights or remedies arising from the breach, if any, of clause (q) of Section 11 of the Repurchase Agreement and clauses (d) (iii), (iv) and (v), (j),(i), (ii) and (iii), (n), (x) and (z) of Section 12 of the Repurchase Agreement (such clauses, the “Financial Covenants”) (including, without limitation, a Default or Event of Default or a breach of any representation that results from the breach of the Financial Covenants by the Seller and any notice obligations of the Buyer under clauses (c) (i) or (ii) of Section 12 of the Repurchase Agreement).

Section 6.                                            Conditions Precedent.  This Amendment shall become effective on the date hereof (the “Amendment Effective Date”) subject to the satisfaction of the following conditions precedent:

6.1                                 Delivered Documents.  On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a)                                  this Amendment, executed and delivered by a duly authorized officer of each of the Buyer, the Seller, the Parent Guarantor and the Affiliate Guarantor; and

(b)                                 Termination letter to the Loan and Security Agreement, executed and delivered by duly authorized officers of the parties thereto;

(c)                                  Amended and Restated Guaranty made by the Affiliate Guarantor, executed and delivered by duly authorized officers of the parties thereto;

(d)                                 Second Amended and Restated Guaranty made by the Parent Guarantor, executed and delivered by duly authorized officers of the parties thereto;

(e)                                  Termination letter to the Amended and Restated Guaranty made by the Seller, executed and delivered by duly authorized officers of the parties thereto;

(f)                                    Lease Receivables Facility, executed and delivered by duly authorized officers of the parties thereto;

(g)                                 An opinion of internal counsel that Seller is licensed as appropriate to conduct its business; and

(h)                                 such other documents as the Buyer or counsel to the Buyer may reasonably request.

Section 7.                                            Confidentiality.  The parties hereto acknowledge that Section 32 of the Repurchase Agreement shall apply to this Amendment.

Section 8.                                            Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.  The waivers set forth in Section 5 of this Amendment shall expire upon the expiration of the Waiver Period at which time the terms of the Repurchase Agreement referenced in Section 5 of this Amendment shall revert to that set forth in the Existing Repurchase Agreement.

Section 9.                                            Counterparts.  This Amendment may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

SECTION 10.       GOVERNING LAW.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK,

AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.                                      Conflicts.  The parties hereto agree that in the event there is any conflict between the terms of this Amendment, and the terms of the Existing Repurchase Agreement, the provisions of this Amendment shall control.

Section 12.                                      Reaffirmation of Guaranties.  The Parent Guarantor hereby ratifies and affirms all of the terms, covenants, conditions and obligations of the Parent Guaranty and acknowledges and agrees that such Parent Guaranty shall apply to all of the Obligations under the Master Repurchase Agreement, as it may be amended, modified and in effect, from time to time.  The Affiliate Guarantor hereby ratifies and affirms all of the terms, covenants, conditions and obligations of the ARC Dealership Guaranty and acknowledges and agrees that such ARC Dealership Guaranty shall apply to all of the Obligations under the Master Repurchase Agreement, as it may be amended, modified and in effect, from time to time.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Buyer:	MERRILL LYNCH MORTGAGE CAPITAL INC.

	By:	/s/ James B. Cason
Name: James B. Cason
Title: Vice President

Seller:	ENSPIRE FINANCE LLC

	By:	/s/ John G. Sprengle
Name: John G. Sprengle
Title: President

Parent Guarantor:	AFFORDABLE RESIDENTIAL COMMUNITIES, LP

	By:	/s/ John G. Sprengle
Name: John G. Sprengle
Title: President

Affiliate Guarantor:	ARC DEALERSHIP, INC.

	By:	/s/ John G. Sprengle
Name: John G. Sprengle
Title: Vice-Chairman